Exhibit (17)(a)

                           VOTE THIS PROXY CARD TODAY

                      EVERY SHAREHOLDER'S VOTE IS IMPORTANT

             VOTE BY TOUCH-TONE PHONE, BY MAIL, OR VIA THE INTERNET!

          CALL: To vote by phone, call toll-free 1-800-690-6903 and use the control number on the front of your proxy card.

          LOG-ON: Vote on the internet at WWW.PROXYWEB.COM and use the control number on the front of your proxy card.

          MAIL:      Return the signed proxy card in the enclosed envelope.


ARMADA FUNDS                                      PROXY FOR A SPECIAL MEETING OF
ARMADA GNMA FUND                                SHAREHOLDERS ON NOVEMBER 5, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF ARMADA FUNDS (THE "TRUST") AND RELATES TO THE PROPOSAL WITH RESPECT TO THE ARMADA GNMA FUND (THE "FUND"), FOR USE AT A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 5, 2003 AT 2:00 P.M. (EASTERN TIME) IN THE OFFICES OF THE TRUST'S CO-ADMINISTRATOR, PFPC INC., 760 MOORE ROAD, KING OF PRUSSIA, PENNSYLVANIA 19406 AND AT ANY ADJOURNMENT THEREOF.

The undersigned hereby appoints David C. Lebisky and Christine Mason and each of them, attorneys and proxies of the undersigned each with the power of substitution and resubstitution, to attend, vote and act for the undersigned at the above-referenced Special Meeting of Shareholders, and at any adjournment or adjournments thereof, casting votes according to the number of shares of the Fund which the undersigned may be entitled to vote with respect to the proposals set forth on the reverse, in accordance with the specification indicated, if any, and with all the powers which the undersigned would possess if personally present, hereby revoking any prior proxy to vote at such Special Meeting, and hereby ratifying and confirming all that said attorneys and proxies, or each of them, may lawfully do by virtue hereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGE RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF THE FUND AND THE COMBINED PROXY STATEMENT/PROSPECTUS DATED OCTOBER 1, 2003.

                             YOUR VOTE IS IMPORTANT.

                      IF YOU ARE NOT VOTING BY INTERNET OR
                      TELEPHONE, PLEASE SIGN AND DATE THIS
                      PROXY AND RETURN IT PROMPTLY IN THE
                               ENCLOSED ENVELOPE.

                         Date:___________________, 2003


                        --------------------------------



                        --------------------------------


                   Signature (Joint Owners) (SIGN IN THE BOX)

                   Please sign exactly as name appears herein. If shares are held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If the shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.



                                                            Armada GNMA Fund - F

PLEASE FILL IN BOX(ES) AS SHOWN USING BLACK OR BLUE INK OR NUMBER 2 PENCIL. [X] PLEASE DO NOT USE FINE POINT PENS.


THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSAL. IN THE ABSENCE OF ANY SPECIFICATION, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL. THIS PROXY WILL BE VOTED IN THE DESIGNATED PROXY HOLDER'S DISCRETION AS TO OTHER MATTERS THAT COME BEFORE THE SPECIAL MEETING.

PROPOSAL                                             FOR     AGAINST    ABSTAIN
(1) To approve a Plan of Reorganization  providing
    for the  transfer of all of the assets and all
    liabilities  of  the  Armada  GNMA  Fund  (the   [ ]       [ ]         [ ]
    "Selling  Fund") in exchange for shares of the
    Armada U.S. Government Income Fund. The shares
    so   received   will   be    distributed    to
    shareholders of the Selling Fund and the Selling Fund will be terminated as soon as practicable thereafter.


                    PLEASE SIGN AND DATE ON THE REVERSE SIDE.